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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Adobe Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Adobe Systems Incorporated
345 Park Avenue
San Jose, California 95110-2704

ANNUAL MEETING OF STOCKHOLDERS
To be Held April 9, 2008

Dear Stockholders:

        The following supplements our proxy statement in connection with the Adobe Systems Incorporated 2008 Annual Meeting of Stockholders.

        After the filing of our proxy statement on February 27, 2008, it came to our attention that in the table under the caption "Grants of Plan-Based Awards for Fiscal Year 2007" two columns were inadvertently omitted and certain awards granted in 2006 but earned in 2007 were inadvertently included and that the table entitled "Equity Compensation Plan Information" was inadvertently omitted. The complete tables and accompanying narratives are reproduced in their entirety below, so please refer to this supplement when reviewing the information in the tables.

Sincerely,
Karen Cottle Senior Vice President, General Counsel & Secretary
February 28, 2008 San Jose, California

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2007

        The following table shows all plan-based awards granted to our Named Executive Officers during the fiscal year ended November 30, 2007. The equity awards granted in fiscal year 2007 identified in the table below are also reported in the table "Outstanding Equity Awards at Fiscal Year End for Fiscal Year 2007." For additional information regarding the non-equity incentive plan awards and the equity incentive plan awards, please reference the cash incentives and equity incentives sections of our "Compensation Discussion and Analysis" contained in this proxy statement.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)			Grant Date Fair Value of Stock and Option Awards(3) ($)
Exercise or Base Price of Option Awards ($/Share)
Date of Corporate Approval
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bruce Chizen(4)	01/24/07 01/24/07	01/24/07 01/24/07	416,250 —	1,156,250 —	3,468,750 —	16,100 —	35,000 —	70,000 —	— 350,000		— 39.69	1,694,583 3,420,431
Shantanu Narayen	01/24/07 01/24/07	01/24/07 01/24/07	237,600 —	660,000 —	1,980,000 —	11,500 —	25,000 —	50,000 —	— 225,000		— 39.69	1,210,417 2,196,896
Mark Garrett	01/12/07 02/02/07 02/02/07	02/15/07 02/07/07 02/07/07	— 120,100 —	— 333,611 —	— 1,000,833 —	— 3,450 0	— 7,500 12,500	— 15,000 18,750	275,000 — —	(5)	39.25 — —	2,620,543 341,950 393,100
Karen Cottle	01/24/07 01/24/07	01/24/07 01/24/07	91,440 —	254,000 —	762,000 —	3,579 —	7,778 —	15,556 —	— 70,000		— 39.69	376,585 685,238
Matthew Thompson	01/24/07 01/12/07 12/12/06	01/24/07 01/16/07 01/01/07	119,213 — —	331,146 — —	993,438 — —	3,450 — 0	7,500 — 12,500	15,000 — 18,750	— 250,000 —	(5)	— 40.05 —	363,125 2,445,258 387,295

(1)
This column represents all awards granted under our 2007 Executive Bonus Plan in fiscal year 2007, which were earned based on performance in fiscal year 2007. As a result, this table shows the awards that were possible at the threshold, target and maximum levels of performance. The "Summary Compensation Table for Fiscal Year 2007" shows the actual awards earned by our Named Executive Officers under the Executive Bonus Plan.

(2)
This column includes all awards granted in fiscal year 2007 under our 2007 Performance Share Program, which were determined based on performance in fiscal year 2007, and awards granted to Mr. Garrett on February 7, 2007 and Mr. Thompson on January 1, 2007 (based on their respective appointment dates) under the 2006 Performance Share Program, based on performance through fiscal year 2007. The table shows the awards that were possible at threshold, target and maximum levels of performance under each program. The "Outstanding Equity Awards at Fiscal Year End for Fiscal Year 2007" table shows the actual awards earned by our executives under each program. The grants were made from our 1994 Performance and Restricted Stock Plan or our 2003 Plan.

(3)
These amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, this column represents the grant date fair value of each equity award computed in accordance with SFAS 123R. For additional information on the valuation assumptions underlying the value of these awards, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2007 Annual Report on Form 10-K in Notes to Consolidated Financial Statements at Note 11, "Stock-Based Compensation."

(4)
Mr. Chizen was the only Named Executive Officer who participated in our Deferred Compensation Plan; he deferred 100% of his non-equity incentive plan awards.

(5)
These amounts represent new hire option grants.

        As discussed in greater detail in "Compensation Discussion and Analysis" contained in the proxy statement, the non-equity incentive awards are granted pursuant to our annual Executive Bonus Plan, with amounts earned based on the achievement of certain financial targets as well as individual performance goals. Cash bonuses are fully vested when earned.

        As discussed in greater detail in "Compensation Discussion and Analysis" contained in the proxy statement, the equity incentive awards are granted in the form of stock-settled restricted stock units under our 2006 Performance Share Plan and our 2007 Performance Share Plan. The number of shares actually earned under the 2007 Performance Share Program was determined pursuant to a performance matrix based on achievement of Adjusted Revenue and Adjusted PS Non-GAAP Operating Profit

targets at the end of the performance period (the first 25% of the shares earned fully vest at the certification date or the first anniversary of the grant date, if later). The remaining 75% of the shares earned are then subject to annual time-based vesting over three years from the first anniversary. The number of shares actually earned under the 2006 Performance Share Plan was determined based on the level of achievement of operating income targets as well as additional metrics, including revenue and non-revenue targets. Shares earned were then fully vested upon certification after the end of fiscal year 2007 (the end of the two-year performance period). Adobe did not pay dividends on its common stock during fiscal year 2007.

EQUITY COMPENSATION PLAN INFORMATION

        The following table shows information related to our common stock which may be issued under our existing equity compensation plans as of November 30, 2007, including our Director Plan, 1997 Employee Stock Purchase Plan, 2003 Plan, and 1994 Performance and Restricted Stock Plan, plus certain non-stockholder approved equity compensation plans and awards assumed by us in connection with our acquisition of Macromedia:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, performance shares and restricted stock units	Weighted average exercise price of outstanding options, performance shares and restricted stock units	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	46,233,630	$27.85	54,363,947	(1)
Equity compensation plans not approved by stockholders(2)	3,850,264	$18.57	1,643,115

Total	50,083,894	$27.14	56,007,062

(1)
Includes 18.0 million shares which are reserved for issuance under the 1997 Employee Stock Purchase Plan as of November 30, 2007.

(2)
On December 3, 2005, in connection with our acquisition of Macromedia, we assumed the outstanding stock awards and the shares remaining available for future issuance under various equity incentive plans maintained by Macromedia.

        As part of this assumption, effective December 3, 2005, our Board adopted the Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan (the "Assumption Plan"). The Assumption Plan permits the grant of non-statutory stock options, stock appreciation rights, stock purchase rights, stock bonuses, performance shares, and performance units using shares reserved under certain of the assumed Macromedia plans (as described below). The Assumption Plan has not been approved by our stockholders. The terms and conditions of stock awards under the Assumption Plan are substantially similar to those under the 2003 Plan. In accordance with applicable NASDAQ listing requirements, we may grant new stock awards under the Assumption Plan to our employees who were not employed by or providing services to us or any of our affiliates prior to December 3, 2005 (other than employees of Macromedia and its affiliates and subsidiaries).

        Under the Assumption Plan, an aggregate of 1.6 million shares of our common stock is reserved for issuance. Such share reserve consists solely of the unused and converted share reserves and potential reversions to the share reserves with respect to certain Macromedia plans (as described below). The share reserve is divided into Reserve A and Reserve B. As of November 30, 2007, Reserve A consisted of 20,870 shares of our common stock which includes the unused share reserve of and potential reversions to the Andromedia, Inc. 1999 Stock Plan and Reserve B consisted of 1,622,245 shares of our common stock which includes the unused share reserve of and potential reversions to the

(i) Macromedia, Inc. 2002 Equity Incentive Plan, (ii) Allaire Corp. 1997 Stock Incentive Plan, (iii) Allaire Corporation 1998 Stock Incentive Plan, and (iv) Allaire Corporation 2000 Stock Incentive Plan. In the event of the forfeiture or expiration of any stock awards granted under these Macromedia plans, the shares of our common stock associated with such forfeited or expired stock awards will become available for award pursuant to the terms of Reserve A or Reserve B, as applicable. No stock awards may be made from Reserve A after August 1, 2009, and no stock awards may be made from Reserve B after November 10, 2014. The Assumption Plan limits the number of shares that may be issued in the form of stock purchase rights, stock bonuses, performance shares, or performance units to 100,000 shares of our common stock. Our Board may terminate or amend the Assumption Plan at any time subject to applicable rules. In the event of a sale of substantially all of our voting stock, a merger involving us, the sale of substantially all of our assets, or a liquidation or dissolution of us, stock awards covered by the Assumption Plan may be assumed or substituted by a successor entity. In the event that a successor entity elects not to assume or substitute for such stock awards, the stock awards will become fully vested.

        In addition to the Assumption Plan, we currently maintain 8 equity compensation plans assumed by us in connection with the Macromedia acquisition under which stock awards had been granted by predecessor entities that remained outstanding at the time of the Macromedia acquisition. The share reserve information for these plans and awards are aggregated in the row in the table above regarding our equity compensation plans not approved by stockholders. No future awards may be granted under these plans.

        We also assumed certain non-stockholder approved grants made outside of the Assumption Plan and outside of the additional assumed equity compensation plans. As of November 30, 2007, these assumed grants covered a total of 242,092 shares of our common stock at a weighted average exercise price of $16.56.

        Please see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2007 Annual Report on Form 10-K in the notes to Consolidated Financial Statements at Note 11, "Stock-Based Compensation" for further information regarding our equity compensation plans and awards.

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Adobe Systems Incorporated 345 Park Avenue San Jose, California 95110-2704
ANNUAL MEETING OF STOCKHOLDERS To be Held April 9, 2008
GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2007
EQUITY COMPENSATION PLAN INFORMATION